EXHIBIT 5(a)(v)

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401

[American General Logo]                             [Sierra Advantage II Logo]

                         VARIABLE ANNUITY APPLICATION

INSTRUCTIONS:  Please type or print in permanent black ink.

 1. ANNUITANT                          2. CONTINGENT ANNUITANT (optional)
 Name:_______________________________     Name:_______________________________
 Address:____________________________     Address:____________________________
 Phone:_________ DOB:____(Max Age 85)     Phone:_________ DOB:____(Max Age 85)
 Sex:[ ]M [ ]F  SS#:_________________     Sex:[ ]M [ ]F  SS#:_________________
 ----------------------------------------------------------------------------
 3. OWNER (Complete only if different than Annuitant) Name:____________________________
    Address:_________________________
    Phone:______ DOB:____(Max Age 85)
    Sex:[ ]M [ ]F  SS#:______________

    JOINT OWNER (optional)
    Name:____________________________
    Address:_________________________
    Phone:______ DOB:____(Max Age 85)
    Sex:[ ]M [ ]F  SS#:______________
 ----------------------------------------------------------------------------
 4. BENEFICIARY DESIGNATION (if more space is needed, use Section 10):
    Primary (if more than one, must indicate percentages)
    Name/Relationship                   Percentage


    Contingent (if more than one, must indicate percentages)
    Name/Relationship                   Percentage


 ----------------------------------------------------------------------------
 5. PAYMENT INFORMATION
    Initial Purchase Payment (minimum $5,000) $______________
    If [ ]1035X  OR  [ ] Transfer, estimated amount $______________
    [ ] Non-Qualified
    [ ] Qualified: (check appropriate boxes in sections A and B)
                     [ ] A. Rollover      [ ] Transfer
                     [ ] B. Type of Plan: [ ] IRA   [ ] SEP-IRA
                                          [ ] 401(k)[ ] 401(a)
                                          [ ] Other____________
 ----------------------------------------------------------------------------
 6. INVESTMENT OPTIONS
    (Total allocation must equal 100%; no fractional percentages)
    [(060) Capital Growth Portfolio ___%  (064) Income Portfolio         ___%
     (061) Growth Portfolio         ___%  (065) Global Money Fund        ___%
     (062) Balanced Portfolio       ___%  (116) 1 Year Guarantee Period  ___%
     (063) Value Portfolio          ___%  (117) DCA  Fixed Account       ___%]
 ----------------------------------------------------------------------------
 7. DOLLAR COST AVERAGING (Minimum Dollar Cost Average Transfer: $250.00) Dollar cost average [ ]$_____ OR [ ] _____% (whole % only)
    taken from the ([ ]Global Money Fund  OR  [ ]DCA Fixed Account)
    Frequency: [ ]Monthly   [ ]Quarterly   [ ]Semiannually   [ ]Annually
    Duration:  [ ]12 months [ ]24 months
               [ ]36 months to be allocated to the following fund(s) as
                  indicated.
    When furnishing the allocations below, you must only use EITHER dollars OR percentages throughout the request.

    [(060) Capital Growth Portfolio ___%  (064) Income Portfolio        ___%
     (061) Growth Portfolio         ___%  (065) Global Money Fund       ___%
     (062) Balanced  Portfolio      ___%  (116) 1 Year Guarantee Period ___%]
     (063) Value Portfolio          ___%
 ----------------------------------------------------------------------------
 8. REPLACEMENT Will the proposed contract replace any existing annuity or insurance contract? [ ]No [ ]Yes
    (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)

 9. TELEPHONE TRANSFER PRIVILEGE
      I (or  if  joint  owners,  either  of us  acting  independently)  hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
      (INITIAL APPROPRIATE BOX(S) BELOW)
      [ ]Contract Owner(s)
      [ ]Agent/Registered  Representative  who is both  appointed to represent
         AGL and with the firm authorized to service my contract.

         AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my [SIERRA ADVANTAGE II] contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

         [ ]CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
 ----------------------------------------------------------------------------
 10. SPECIAL INSTRUCTIONS

 ----------------------------------------------------------------------------
 11. SIGNATURES
     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown. We further agree that this application, if attached, shall be a part of the annuity contract and verify our understanding that
     ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D, and Sierra Variable Trust. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.
      _______________________________________________________________________
     | UNDER PENALTIES OF PERJURY, I CERTIFY (1) THAT THE SOCIAL SECURITY | | (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS IN THIS | | APPLICATION AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER | | SECTION 3406(A)(1)(C) OF THE INTERNAL REVENUE CODE. THE INTERNAL |
     | REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF | | THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP |
     | WITHHOLDING.                                                          |
     |_______________________________________________________________________|

     Signed at____________________________________________  Date: ____________
              CITY                      STATE

     ____________________________________________________
     SIGNATURE OF ANNUITANT

     ____________________________________________________
     SIGNATURE  OF  OWNER(If  different  than  Annuitant)

     ____________________________________________________
     SIGNATURE  OF CONTINGENT ANNUITANT(if applicable)

     ____________________________________________________
     SIGNATURE OF JOINT OWNER(if applicable)
 ----------------------------------------------------------------------------
 12. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

     Licensed Agent: __________________________    __________________________
                     PRINT NAME                    AGENT NUMBER/LOCATION

                     __________________________    __________________________
                     PHONE                         STATE LICENSE NUMBER

     Will the proposed contract replace any existing annuity or insurance contract? [ ]NO [ ]YES
     The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

     Signature of Licensed Agent: ____________________________________

     Broker Dealer:___________________________________________________
                   PRINT NAME

     Branch Office:___________________________________________________________
                   STREET ADDRESS                   CITY     STATE     ZIP

     Signature of Licensed Principal of Broker Dealer:________________________
      _______________________________________________________________________
     | For Agent Use Only - Contact your Home Office for details.[ ]Profile | | A(01) Profile [ ]B(02) Once selected, Profile cannot be changed on |
     | this contract.                                                        |
     |_______________________________________________________________________|